EXHIBIT 99
CAUTIONARY STATEMENT PURSUANT TO PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 — “SAFE HARBOR” FOR FORWARD-LOOKING STATEMENTS
The Company may from time to time make certain forward-looking statements in publicly-released materials, both written and oral. Forward-looking statements do not relate strictly to historical or current facts and reflect management’s assumptions, views, plans, objectives and projections about the future. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates” and other words of similar meaning in conjunction with, among other things, discussions of future operations, financial performance, the Company’s strategy for growth, product development, regulatory approvals, market position and expenditures.
Forward-looking statements are based on current beliefs, expectations and assumptions regarding future events. These statements therefore are subject to uncertainties, risks and changes that are difficult to predict and many of which are outside of the Company's control. Investors should realize that if underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, the Company does not undertake to update any forward-looking statements as a result of new information or future events or developments.
Some important factors that could cause the Company’s actual results to differ materially from those expressed or implied in the Company’s forward-looking statements are as follows:
•Economic factors, including inflation and fluctuations in interest rates and currency exchange rates and the potential effect of such fluctuations on revenues, expenses and resulting margins;
•Competitive factors, including technological advances achieved and patents attained by competitors as well as new products introduced by competitors, and market share gains by competitors' branded products or by generic products/store brands;
•Challenges to the Company’s patents by competitors or allegations that the Company’s products infringe the patents of third parties, which could potentially affect the Company’s competitive position and ability to sell the products in question and require the payment of past damages and future royalties. In particular, firms have filed Abbreviated New Drug Applications or Biosimilar Biological Product Applications with the FDA or otherwise challenged the coverage and/or validity of the Company's patents, seeking to market generic or biosimilar forms of many of the Company’s key pharmaceutical products prior to expiration of the applicable patents covering those products. In the event that the Company is not successful in defending the resulting lawsuits, generic or biosimilar versions of the products at issue will be introduced to the market, resulting in the potential for substantial market share and revenue losses;
•The impact of patent expirations on the Company's business and operating results. As patents expire, competitors may be able to legally produce and market similar products or technologies, including biosimilars and generics, which would have a material adverse effect on the Company's sales and results of operations;
•Significant changes in customer relationships or changes in the behavior and spending patterns of purchasers of health care products and services, including delaying medical procedures, rationing prescription medications, reducing the frequency of physician visits and foregoing health care insurance coverage;
•The impact on international operations from financial instability in international economies, sovereign risk, possible imposition of governmental controls and restrictive economic policies, and unstable international governments and legal systems;
•Health care changes in the U.S. and other countries resulting in pricing pressures, including the continued consolidation among health care providers, trends toward managed care and health care cost containment, the shift towards governments becoming the primary payers of health care expenses and laws and regulations relating to sales and promotion, reimbursement, access, and pricing, generally;
•Government laws and regulations, affecting U.S. and international operations, including those relating to taxes, price controls, regulatory approval of new products, licensing and patent rights, environmental protection, conflict minerals, possible drug reimportation legislation, trade, monetary and fiscal policies, and securities laws compliance;
•Competition in research, both internally and externally sourced, involving the development and improvement of new and existing products and processes, is particularly significant and results from time to time in product and process obsolescence. The development of new and improved products is important to the Company’s success in all areas of its business. Investments in, and development and commercialization collaborations for, externally sourced innovation are inherently risky, with no guarantee of success;

•Challenges and difficulties inherent in product development, including the potential inability to successfully continue technological innovation, complete clinical trials, obtain regulatory approvals in the U.S. and internationally, gain and maintain market approval of products, the possibility of encountering infringement claims by competitors with respect to patent or other intellectual property rights which can preclude or delay commercialization of a product, and challenges involved in post-market surveillance activities and studies and data collection and analysis in the real world context;
•Product efficacy or safety concerns, whether or not based on scientific evidence, resulting in product withdrawals, recalls, regulatory action on the part of the FDA (or international counterparts) or declining sales;
•Significant litigation or government action adverse to the Company, including product liability claims, patent infringement claims and antitrust claims. Due to the uncertain nature of litigation and government action, the outcome in any one matter may result in charges in excess of any established accruals;
•Product liability insurance for products may be limited, cost prohibitive or unavailable;
•Increased scrutiny of the health care industry by government agencies and state attorneys general resulting in investigations and prosecutions carry the risk of significant civil and criminal penalties, including, but not limited to, debarment from government business. Failure to meet compliance obligations in the McNEIL-PPC, Inc. Consent Decree or the Corporate Integrity Agreements of the Johnson & Johnson Pharmaceutical Affiliates or the DePuy Synthes Companies, or any other compliance agreements with governments or government agencies could result in significant sanctions;
•Difficulties and delays in manufacturing, internally or within the supply chain, that cause voluntary or involuntary business interruptions or shutdowns, product shortages, substantial modifications to our business practices and operations, withdrawals or suspensions of current products from the market, or possible civil penalties and criminal prosecution;
•Interruptions and breaches of computer and communications systems, including computer viruses, “hacking” and “cyber-attacks,” that could impair the Company's ability to conduct business and communicate internally and with its customers, or result in the theft of trade secrets or other misappropriation of assets, or otherwise compromise privacy of sensitive information belonging to the Company, its customers or other business partners;
•The impact of business combinations, including acquisitions and divestitures, both by and for the Company, as well as externally in the pharmaceutical, medical devices and consumer industries, and the potential that the expected strategic benefits and opportunities from any acquisition or divestiture by the Company may not be realized or may take longer to realize than expected;
•Uncertainty of commercial success for new and existing products and of the ability of the Company to successfully execute strategic plans;
•Reliance on global supply chains and production and distribution processes that are complex, subject to increasing regulatory requirements that may adversely affect sourcing, supply and pricing of materials used in our products, and which may involve multiple third parties, require significant capital expenditures, and be subject to lengthy regulatory approvals;
•Financial distress and bankruptcies experienced by significant customers and suppliers that could impair their ability, as the case may be, to purchase the Company’s products, pay for products previously purchased or meet their obligations to the Company under supply arrangements;
•The possibility that the U.S. Internal Revenue Service could assert one or more contrary positions to challenge the transactions consummated in connection with the acquisition of Synthes, Inc. from a tax perspective. If challenged, an amount up to the total purchase price for the Synthes shares could be treated as subject to applicable U.S. tax at approximately the statutory rate to the Company, plus interest;
•Changes to global climate, extreme weather and natural disasters that could affect demand for the Company's products and services, cause disruptions in manufacturing and distribution networks, alter the availability of goods and services within the supply chain, and affect the overall design and integrity of the Company's products and operations;
•The impact on political and economic conditions due to terrorist attacks in the U.S. and other parts of the world or U.S. military action overseas, as well as instability in the financial markets which could result from such terrorism or military actions; and
•Issuance of new or revised accounting standards by the Financial Accounting Standards Board and the Securities and Exchange Commission.
The foregoing list sets forth many, but not all, of the factors that could impact upon the Company’s ability to achieve results described in any forward-looking statements. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties. The Company has identified the factors on this list as permitted by the Private Securities Litigation Reform Act of 1995.